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                                                       EXHIBIT 10A






                           ALLIED PRODUCTS CORPORATION
                            EXECUTIVE RETIREMENT PLAN

                       (ADOPTED EFFECTIVE JANUARY 1, 1994)

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                                    PREAMBLE


The purpose of the Allied Products Corporation Executive Retirement Plan (the "Plan") is to provide supplemental retirement benefits to a select group of executives of Allied Products Corporation.

The Plan is intended to be an unfunded deferred compensation plan established and maintained for a select group of highly compensated management employees. All amounts payable under the Plan shall remain the property of Allied Products Corporation until paid to the Participant or his Beneficiary, as provided herein.

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                                    CONTENTS


                                                                            Page
                                                                            ----

ARTICLE ONE         DEFINITIONS                                               1

ARTICLE TWO         ELIGIBILITY                                               5

ARTICLE THREE       BENEFITS                                                  6

ARTICLE FOUR        PLAN ADMINISTRATION                                      10

ARTICLE FIVE        CLAIMS PROCEDURE                                         12

ARTICLE SIX         AMENDMENT OR TERMINATION                                 13

ARTICLE SEVEN       MISCELLANEOUS PROVISIONS                                 14


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                                   ARTICLE ONE
                                   DEFINITIONS


1.01 When used herein, the following terms shall have the following meanings:

          BENEFICIARY means the person or entity designated by the Participant in accordance with the rules adopted by the Committee.

          BOARD means the Board of Directors of Allied Products
          Corporation.

          CHANGE IN CONTROL means

          (a) An acquisition by any "person" or "group" (as those terms are defined or used in Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) of "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act, as enacted and in force on the date hereof) of securities of the Company representing 24.99% or more of the combined voting power of the Company's securities then outstanding;

          (b) A merger, consolidation, or other reorganization of the Company, except where the resulting entity is controlled, directly or indirectly, by the Company;

          (c) A merger, consolidation, or other reorganization of the Company, except where shareholders of the Company immediately prior to consummation of any such transaction continue to hold at least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of the legal entity resulting from or existing after a transaction are former members of the Company's Board;

          (d) A sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, except to an entity controlled, directly or indirectly, by the Company;

          (e) A sale, exchange, transfer, or other disposition of substantially all of the assets of the Company to another entity, or a corporate division involving the Company; or

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          (f)  A contested proxy solicitation of the Company's
               shareholders that results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of the Company.

          COMMITTEE means the Stock Option and Compensation Committee of the Board.

          COMPANY means Allied Products Corporation and any successor thereof.

          COMPENSATION means the total cash compensation paid to an Employee during a calendar year, including bonuses and overtime, but excluding any income imputed to the Employee in accordance with tax laws as a result of fringe benefits provided by the Company and all other forms of unusual, special, or extraordinary remuneration, as determined by the Committee. Compensation shall include amy amount of remuneration deferred under a salary reduction agreement pursuant to participation in the Allied Products Corporation SMART Plan.

          DISABILITY means the same as the term "Total and Permanent Disability," as defined in the Allied Products Corporation SMART Plan.

          DISABILITY BENEFIT means the benefit payable pursuant to Section
          3.02 of the Plan.

          EFFECTIVE DATE means January 1, 1994.

          EMPLOYEE means a person who is in the regular full-time employ of the Company.

          FINAL AVERAGE COMPENSATION means the average of the Participant's Compensation during the thirty-six (36) months prior to the Participant's separation from service.

          MONTH OF SERVICE means any calendar month in which an Employee completes at least an hour of service.

          NORMAL RETIREMENT BENEFIT means the benefit payable pursuant to
          Section 3.01 of the Plan.

          NORMAL RETIREMENT DATE means the earlier of age sixty-five (65) or completion of twenty-five (25) Years of Service, but in no event prior to reaching age fifty-five (55).

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          PARTICIPANT means an Employee who is designated by the Board as a
          Participant pursuant to Section 2.01 of the Plan.

          PLAN means the Allied Products Corporation Executive Retirement Plan, as set forth in this document, as amended from time to time.

          PLAN YEAR means the twelve (12) month period beginning on January 1 and ending on the following December 31.

          SURVIVOR'S BENEFIT means the benefit payable pursuant to Section
          3.04 of the Plan.

          YEAR OF SERVICE means a period of twelve (12) Months of Service.

1.02 CONSTRUCTION

     Wherever appropriate, pronouns of any gender shall be deemed synonymous, as shall singular and plural pronouns. The titles and headings of the provisions in this document are inserted merely for convenience of reference and shall be given no legal effect.




                                   ARTICLE TWO
                                   ELIGIBILITY


2.01 ELIGIBILITY

     The Board shall have sole discretion to determine the Employees who become Participants in the Plan. The class of eligible Employees, however, shall be restricted to highly compensated or management Employees of the Company.

2.02 PARTICIPATION

     An Employee who is within the class of eligible Employees, as defined in
     Section 2.01, shall become a Participant in the Plan at such time as such individual is designated by the Board in a written resolution adopted by the Board.

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                                  ARTICLE THREE
                                    BENEFITS


3.01 NORMAL RETIREMENT BENEFIT

     (a) A Participant who retires on or after his Normal Retirement Date shall be eligible to receive a Normal Retirement Benefit equal to three (3) times his Final Average Compensation.

     (b) A Participant's Normal Retirement Benefit shall be paid in one hundred twenty (120) equal monthly installments commencing as of the later of January 1, 1997 or the first day of the month next following the date the Participant terminates service with the Company. No interest shall be credited or paid on such amounts.

3.02 DISABILITY BENEFIT

     (a) A Participant who terminates employment with the Company on account of Disability before his Normal Retirement Date shall be eligible to receive a Disability Benefit equal to three (3) times his Final Average Compensation.

     (b)  A Participant's Disability Benefit shall be paid in one hundred twenty
          (120) equal monthly installments commencing as of the later of January 1, 1997 or the first day of the month next following the Participant's Normal Retirement Date. No interest shall be credited or paid on such amounts.

3.03 BENEFIT ON OTHER TERMINATION OF EMPLOYMENT

     (a) A Participant whose employment is terminated for any reason prior to his death, Disability, or attainment of his Normal Retirement Date shall be eligible to receive a benefit equal to the sum of three (3) times his Final Average Compensation multiplied by his vesting percentage. Except as provided in Section 3.05, the Participant's vesting percentage is determined according to the following schedule:

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

                Years of Service         Vested Percentage
                ----------------         -----------------
                   Less than 1                   0%
                        1                       10%
                        2                       20%
                        3                       30%
                        4                       40%
                        5                       50%
                        6                       60%
                        7                       70%
                        8                       80%
                        9                       90%
                   10 or more                  100%

          Notwithstanding the preceding sentence, if the number of years between the Participant's date of hire and attainment of age 65 is less than 10 years, the Participant's vesting percentage shall equal a fraction (not to exceed 1) the numerator of which is the Years of Service completed by the Participant and the denominator of which is the number of full years between the Participant's date of hire and attainment of age 65.

     (b) The benefit payable pursuant to this Section 3.03 shall be paid in one hundred twenty (120) equal monthly installments commencing on the later of January 1, 1997 or the first day of the month next following the Participant's Normal Retirement Date.

3.04 SURVIVOR'S BENEFIT

     (a) If the Participant dies after distribution of his benefit has commenced, the remaining portion of such benefit will continue to be distributed to his Beneficiary.

     (b) If the Participant dies prior to retirement, the Participant's Beneficiary shall be eligible to receive a Survivor's Benefit equal to three (3) times the Participant's Average Compensation multiplied by his vesting percentage (as determined pursuant to Section 3.03).

     (c) The Beneficiary's Survivor Benefit, determined pursuant to Section 3.04(b), shall be paid in one hundred twenty (120) equal monthly installments commencing on the first day of the month next following the date of the Participant's death. No interest shall be credited or paid on such amounts.

     (d) Notwithstanding Section 3.04(c), if the Participant made and filed with the Plan Administrator a valid election pursuant to Section 3.06, the Beneficiary's Survivor shall be paid in a lump sum as soon as practicable following the Participant's death.

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3.05 VESTING ON CHANGE IN CONTROL

     In the event of a Change in Control, the Participant's vesting percentage shall equal 100%.

3.06 COMPETITION FOLLOWING RESIGNATION

     Notwithstanding any other provision in the Plan, all benefits otherwise payable pursuant to this Article III shall be canceled, the Participant's entire interest under the Plan shall be forfeited, and the Company shall be relieved of any obligation to make any future payments under the Plan with respect to the Participant if the Committee determines that the Participant, directly or indirectly, by or for himself or as the agent of another or through others as his agents, within one (1) year after termination of employment:

     (a) Owns, manages, operates, is employed by, participates in, renders advice to, or controls any other business directly or indirectly engaged in similar lines of business as the Company in the United States or any foreign country; provided, however, that the Participant may own securities of any publicly-held corporation as long as such ownership in the aggregate does not exceed one percent (1%) of the outstanding voting securities of that corporation;

     (b) Solicits or accepts any business from customers of the Company or requests, induces, or advises customers of that company to withdraw, curtail, or cancel their business with the Company; or

     (c) Solicits for employment any present or future employee of the Company, or requests, induces, or advises any employee to leave the employ of the Company.

3.07 CERTAIN DISCHARGES

     In the event a Participant is discharged by the Company for serious cause, all benefits otherwise payable pursuant to this Article III may be canceled, and the Participant's entire interest under the Plan shall be forfeited. For purposes of this Section 3.07, "serious cause" means:

     (a) The Company determines that the Participant committed a fraud, misappropriation, theft, or embezzlement involving Company property; or

     (b)  Conviction of the Participant for the commission of a felony.

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3.08 LITIGATION

     In the event the Company fails to make payments due a Participant under the Plan, the Company shall pay all attorneys fees, court costs, and other costs resulting from a suit brought by the Participant to enforce his rights under the Plan, but only if the court rules that the Participant is entitled to benefits under the Plan.




                                  ARTICLE FOUR
                               PLAN ADMINISTRATION


4.01 ADMINISTRATION

     The Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or by written consent without a meeting. No member of the Committee or any other individual to whom administrative authority is delegated under the Plan shall be entitled to act on or decide any matters relating solely to himself or any of his rights or benefits under the Plan. The Committee may authorize any one (1) or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Company, in writing, or such authorization and the name or names of its member or members so designated.

4.02 DUTIES OF THE COMMITTEE

     The Committee shall have such authority as may be necessary to discharge its responsibilities under the Plan, including the following rights, powers, and duties:

     (a) The Committee shall adopt rules governing its procedures not inconsistent herewith, and shall keep a permanent record of its meetings and actions. The Committee shall administer the Plan uniformly and consistently with respect to persons who are similarly situated.

     (b) The Committee shall have the sole responsibility for the administration of the Plan and, except as herein expressly provided, the Committee shall have the exclusive right to interpret the provisions of the Plan and to determine any question arising hereunder or in connection with the administration of the Plan, including the remedying of any omission, inconsistency, or ambiguity, and its decision or action in respect thereof shall be conclusive and binding upon any and all Participants, former Participants, Beneficiaries, heirs, distributees, executors, administrators, and assigns. Any final determination by the Committee shall be binding on all parties.

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     (c)  The Committee may employ such counsel and agents in such clerical, accounting, and other services as it may require in carrying out the provisions of the Plan.

4.03 INDEMNIFICATION

     The Company shall indemnify the Committee and all officers and Employees assigned any powers or duties under the Plan to the extent that such officers or Employees incur loss or damage which may result from such officers' or Employees' duties, exercises of discretion under the Plan, or any other acts or omissions hereunder. Such duties, exercises of discretion, acts, or omissions will not be indemnified by the Company in the event that such loss or damage is judicially determined or agreed by the officers or Employees to be due to their respective gross negligence or willful misconduct.

4.04 COMPENSATION

     Any individual who is acting as agent of the Committee shall serve without compensation for services as such, but all proper expenses incurred by the individual incident to the functioning of the Plan shall be paid by the Company.




                                  ARTICLE FIVE
                                CLAIMS PROCEDURE


5.01 PROCEDURE

     The claims procedure shall be the same as the claims procedure in the Allied Products Corporation SMART Plan as of January 1, 1994.




                                   ARTICLE SIX
                            AMENDMENT OR TERMINATION


6.01 AMENDMENT AND TERMINATION

     (a) Subject to Section 6.01(b), the Company reserves the right at any time, by resolution of the Board, to amend, suspend, or terminate the Plan for any reason and without the consent of any eligible Employee, Beneficiary, or other person. Notwithstanding the previous sentence, no such amendment shall result in the forfeiture of any benefit vested under

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          the Plan.  If the Company shall amend the Plan to provide for a reduction in benefits payable hereunder, the benefits earned prior to the time of such amendment shall be determined without regard to such amendment by assuming the Participant retired on the date of the amendment and that the benefit is calculated at that time. If the Company shall terminate the Plan, each Participant shall be 100% vested in his benefit under the Plan.

     (b) The Company shall give notice of any amendment, suspension, or termination pursuant to Section 6.01 to all Participants.




                                  ARTICLE SEVEN
                            MISCELLANEOUS PROVISIONS


7.01 NO CONTRACT OF EMPLOYMENT

     Nothing contained herein shall give any individual the right to be retained in the employment of the Company or affect the right of the Company to terminate any individual's employment. The adoption and maintenance of the Plan shall not constitute a contract between the Company and any individual, or consideration for, inducement to, or condition of the employment of any individual.

7.02 NO ASSIGNMENT

     Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind, and any attempt to so alienate such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to or shall so alienate any amount payable under the Plan, or any part thereof, or if, by reason of bankruptcy or other event happening at any time, such amount would not be enjoyed by the person to whom it is payable under the Plan, then the Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid to or for the benefit of such person, his spouse, children, or other dependents, or any of them, in such manner and proportion as the Committee may deem proper.

7.03 COMPANY'S ASSETS

     All benefits hereunder shall be paid from the general assets of the Company. All amounts to which a Participant is entitled under the Plan shall remain (until paid to the Participant or Beneficiary) solely the property and rights of the Company and shall be subject to the claims of the Company's general creditors.

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7.04 GOVERNING LAW

     The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Illinois, to the extent that such laws are not preempted by ERISA.

7.05 OTHER PLANS

     If the Company shall implement a general retirement plan for all or substantially all employees, the annual payment received by an Employee hereunder shall be reduced by any annual payment received under such general retirement plan.

IN WITNESS WHEREOF, this Plan has been executed this ____ day of _______________, 1994.

                                     ALLIED PRODUCTS CORPORATION



                                     By:_________________________________




Receipt Acknowledged:



________________________



________________________
         (Date)

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